October 31, 2012 Quaker Chemical Corporation Investor Conference Call Third Quarter 2012 October 31, 2012 Quaker Chemical Corporation Investor Conference Call Third Quarter 2012

Risks and Uncertainties Statement Regulation G The attached charts include Company information that does not conform to generally accepted accounting principles (GAAP) . Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other Companies. This data should be read in conjunction with the Company’s third quarter earnings news release dated October 30, 2012, which has been furnished to the SEC on Form 8-K, and the Company’s Form 10- Q for the quarterly period ended September 30, 2012, which has been filed with the SEC. Forward-Looking Statements This presentation may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that the Company’s demand is largely derived from the demand for its customers’ products, which subjects the Company to downturns in a customer’s business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, future terrorist attacks and other acts of violence. Other factors could also adversely affect us. Therefore, we caution you not to place undue reliance on our forward-looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995. Risks and Uncertainties Statement Regulation G The attached charts include Company information that does not conform to generally accepted accounting principles (GAAP) . Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other Companies. This data should be read in conjunction with the Company’s third quarter earnings news release dated October 30, 2012, which has been furnished to the SEC on Form 8-K, and the Company’s Form 10- Q for the quarterly period ended September 30, 2012, which has been filed with the SEC. Forward-Looking Statements This presentation may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that the Company’s demand is largely derived from the demand for its customers’ products, which subjects the Company to downturns in a customer’s business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, future terrorist attacks and other acts of violence. Other factors could also adversely affect us. Therefore, we caution you not to place undue reliance on our forward-looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Third Quarter 2012 Headlines • Acquisitions and business strategies drive Company to record product volumes • Revenue down slightly due to foreign exchange impacts • Strong balance sheet and net operating cash flow • Solid earnings despite challenging environment • Closed NP Coil Dexter acquisition in Q3 2012 Third Quarter 2012 Headlines • Acquisitions and business strategies drive Company to record product volumes • Revenue down slightly due to foreign exchange impacts • Strong balance sheet and net operating cash flow • Solid earnings despite challenging environment • Closed NP Coil Dexter acquisition in Q3 2012

Third Quarter 2012 Summary Results • $19.8 million of operating cash flow generated in Q3 2012 • Balance sheet remains strong despite global challenges – Paid down $9.7 million of debt since year-end; Leverage ratio of approximately 0.5 X at September 30, 2012, improved over prior quarter end and year end 2011 • Net Sales of $ 180.9 million down slightly compared to Q3 2011 – Foreign exchange rate decreases of 6% more than offset a 5% increase in product volumes, including acquisitions • Gross profit down less than 1% from Q3 2011, with gross margin slightly improving – Changes in gross profit and gross margin consistent with sales decreases noted above • SG& A % of sales of 23.9% up from Q3 2011 on higher acquisition related costs and additional selling and other labor related costs, net of decreases due to foreign exchange • EPS of $0.80 compared to $1.03 in Q3 2011 or $0.81, excluding a non-cash gain on the revaluation of a previously held ownership interest in a Mexican affiliate of $0.22 Third Quarter 2012 Summary Results • $19.8 million of operating cash flow generated in Q3 2012 • Balance sheet remains strong despite global challenges – Paid down $9.7 million of debt since year-end; Leverage ratio of approximately 0.5 X at September 30, 2012, improved over prior quarter end and year end 2011 • Net Sales of $ 180.9 million down slightly compared to Q3 2011 – Foreign exchange rate decreases of 6% more than offset a 5% increase in product volumes, including acquisitions • Gross profit down less than 1% from Q3 2011, with gross margin slightly improving – Changes in gross profit and gross margin consistent with sales decreases noted above • SG& A % of sales of 23.9% up from Q3 2011 on higher acquisition related costs and additional selling and other labor related costs, net of decreases due to foreign exchange • EPS of $0.80 compared to $1.03 in Q3 2011 or $0.81, excluding a non-cash gain on the revaluation of a previously held ownership interest in a Mexican affiliate of $0.22

Product Volume by Quarter 25,000 30,000 35,000 40,000 45,000 50,000 55,000 4Q08 YTD Avg. 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 Metalworking Process Chemicals Segment Acquisitions assisting with volume growth during 2012 Product Volume by Quarter 25,000 30,000 35,000 40,000 45,000 50,000 55,000 4Q08 YTD Avg. 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 Metalworking Process Chemicals Segment Acquisitions assisting with volume growth during 2012

Run Rate of Adjusted EBITDA 2012 Trailing Twelve Month EBITDA tracking ahead of Full Year 2011 Note: Excludes restructuring, transition costs related to key employees, equity affiliate out- of- period charge, non- cash gain from purchase of equity affiliate, non- income tax contingency charge and U. S. bankruptcy charges. 2012 Adjusted EBITDA is the total of the three months ended December 31, 2011 plus the nine months ended September 30, 2012. 0 30 60 90 2008 2009 2010 2011 2012 Run Rate of Adjusted EBITDA 2012 Trailing Twelve Month EBITDA tracking ahead of Full Year 2011 Note: Excludes restructuring, transition costs related to key employees, equity affiliate out- of- period charge, non- cash gain from purchase of equity affiliate, non- income tax contingency charge and U. S. bankruptcy charges. 2012 Adjusted EBITDA is the total of the three months ended December 31, 2011 plus the nine months ended September 30, 2012. 0 30 60 90 2008 2009 2010 2011 2012

Adjusted EBITDA and Trailing Twelve Month Reconciliation

Quaker
It's what's inside that counts.

	2008	2009	2010	2011	A Three Months Ended December 31, 2011	B Nine Months Ended September 30, 2012	A + B Trailing Twelve Months
Net income attributable to Quaker Chemical Corporation	11,132	16,220	31,807	43,569	9,770	32,972	42,742
Add / (subtract):							
Depreciation	10,879	9,525	9,867	11,455	2,928	9,001	11,929
Amortization	1,177	1,078	988	2,338	742	2,283	3,025
Interest expense	5,509	5,533	5,225	4,666	1,082	3,359	4,441
Taxes on income	4,977	7,065	12,616	14,256	1,295	12,692	13,987
Restructuring and related activities	2,916	2,289	-	-	-	-	-
Non-income tax contingency charge	-	-	4,132	-	-	-	-
Mexico out-of-period charge	-	-	564	-	-	-	-
Transition costs related to key employees	3,505	2,443	1,317	-	-	558	558
Non-cash gain from purchase of equity affiliate	-	-	-	(2,718)	-	-	-
U.S. Customer Bankruptcies	-	-	-	-	-	1,156	1,156
Adjusted EBITDA	40,095	44,153	66,516	73,566	15,817	62,021	77,838

Non- GAAP Diluted Earnings Per Share Reconciliation 2012 2011 2012 2011 Earnings per diluted share attributable to Quaker Chemical Corporation 0.80 1.03 2.52 2.73 Non- cash gain on the revaluation of a previously held ownership interest in a Mexican affiliate per diluted share — (0.22) — (0.22) Earnings per diluted share excluding a non- cash gain on the revaluation of a previously held ownership interest in a Mexican affiliate 0.80 0.81 2.52 2.51 Three Months Ended Nine Months Ended September 30, September 30, Non- GAAP Diluted Earnings Per Share Reconciliation 2012 2011 2012 2011 Earnings per diluted share attributable to Quaker Chemical Corporation 0.80 1.03 2.52 2.73 Non- cash gain on the revaluation of a previously held ownership interest in a Mexican affiliate per diluted share — (0.22) — (0.22) Earnings per diluted share excluding a non- cash gain on the revaluation of a previously held ownership interest in a Mexican affiliate 0.80 0.81 2.52 2.51 Three Months Ended Nine Months Ended September 30, September 30,